UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) April 27, 2006

                             FirstFed Financial Corp.
                             ------------------------
              (Exact name of registrant as specified in its charter)


      Delaware                1-9566                        95-4087449
      --------                ------                        ----------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



401 Wilshire Boulevard, Santa Monica, California,           90401-1490
-------------------------------------------------           ----------
      (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code: (310) 319-6000


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                            Total number of pages is 4
                          Index to Exhibit is on Page 3

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   Retirement of Director

     On April 26, 2006, Charles F. Smith retired from the Board of Directors as a result of having reached the mandatory retirement age set by the Company's Bylaws.

(d) Election of New Director.

     On April 26, 2006, the Company's Board of Directors elected Brian E. Argrett as a member of the Board of Directors, effective that day. Mr. Argrett was elected to fill a vacancy left by the retirement of Charles F. Smith, who reached the mandatory retirement age set by the Company's Bylaws. Mr. Argrett has been appointed to serve on the Compensation Committee of the Board. The full text of the press release issued in connection with the appointment of Mr. Argrett to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.


Item 7.01   Regulation FD Disclosure.

     As disclosed under Item 5.02, on April 26, 2006, the Company's Board of Directors elected Brian E. Argrett as a member of the Board of Directors, effective that day. The Company's press release announcing Mr. Argrett's election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.


Item 9.01   Financial Statements and Exhibits.


(c)   Exhibits

   The following exhibit is filed as part of this Report.

            Exhibit No.       Description

            99.1              Press Release dated April 26, 2006


                                S I G N A T U R E S


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FIRSTFED FINANCIAL CORP.



Dated: April 27, 2006               By: /s/ Douglas J. Goddard
                                        ----------------------
                                            Douglas J. Goddard
                                            Chief Financial Officer

                                INDEX TO EXHIBITS
Item                                                                    Page

99.1              Press Release dated April 26, 2006                       4

--------------------------------------------------------------------------------
                              FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------


                       FIRSTFED FINANCIAL CORP. ANNOUNCES
                         APPOINTMENT OF BRIAN E. ARGRETT
                                   AS DIRECTOR

     April 26, 2006, Santa Monica, California. The Board of Directors of FirstFed Financial Corp. (NYSE-FED) today announced that Brian E. Argrett has been elected by the Board of Directors of the Company to fill the vacancy left on the Board by the retirement of Charles F. Smith.

     Mr. Argrett serves as the President and CEO of Fulcrum Capital Group, LLC ("Fulcrum"). Fulcrum is a Los Angeles-based private equity investment manager that invests in privately held businesses with a focus on rapidly growing companies owned or managed by minority entrepreneurs or located within South California's central urban communities. Mr. Argrett serves as Chairman of the Investment Committee for Fulcrum's portfolios. Prior to joining FCG in 1992, Mr. Argrett spent three years as a transactional attorney with the law firm of Pircher Nichols and Meeks in Los Angeles.

     Mr. Argrett serves on the Loan Committee for Pacific Coast Regional Corporation, a California small business development center and entrepreneurial training institute. Previously, he served on the Boards of Family Savings Bank, the National Association of Investment Companies, the Knox Presbyterian Church and, most recently, as a member of the Executive Committee of the National Conference for Community and Justice (NCCJ) and as Treasurer of NCCJ-LA. Mr. Argrett received his JD from the Boalt Hall School of Law and his MBA from the Walter J. Haas Graduate School of Business Administration, both at the University of California at Berkeley, and has a BS degree from the University of Virginia.

     Babette Heimbuch, FirstFed's Chairman of the Board and Chief Executive Officer, commented, "We are extremely pleased to welcome Brian to FirstFed's Board of Directors. His experience in the financial markets and with regulated financial institutions will benefit our Board, senior management and our company as a whole. He will be an immediate, valuable and contributing member of the Board of Directors."

     FirstFed Financial Corp. is the parent holding company of First Federal Bank of California, a $10.4 billion banking institution with 31 retail offices and 6 loan centers throughout Southern California.

Contact:    Douglas Goddard
            (310) 319-6014

     This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations, the availability of branch opening opportunities, competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

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